Exhibit 2

Exhibit 2 Agreement between Citizens First Bank, Inc. and Republic Bank & Trust Company

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

between

REPUBLIC BANK & TRUST COMPANY

and

CITIZENS FIRST BANK, INC.

June 1, 2011

Bowling Green, Kentucky Branch

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Schedule A – Real Property
Schedule B - Description of Personal Property
Schedule C – Assumed Contracts
Schedule D - Safe Deposit Box Business

Exhibit 1 - Form of Assignment and Assumption of Deposit Liabilities Agreement
Exhibit 2 - Form of Assignment and Assumption of Contracts Agreement
Exhibit 3 - Form of Bill of Sale
Exhibit 4 – Form of Special Warranty Deed
Exhibit 5 – Form of Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts
Exhibit 6 - Form of Limited Power of Attorney

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BRANCH PURCHASE AND ASSUMPTION AGREEMENT

This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this “Agreement”) is made and executed as of the 1st day of June, 2011, by and between REPUBLIC BANK & TRUST COMPANY, a Kentucky banking corporation (“Seller”), and CITIZENS FIRST BANK, INC., a Kentucky banking corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller owns and operates a branch banking office located at 1700 Scottsville Road, Bowling Green, Kentucky (the “Branch Office”); and

WHEREAS, Seller desires to sell and Buyer desires to acquire the Branch Office, and, in that regard, Seller desires to sell and Buyer desires to purchase and acquire certain assets related thereto maintained at the Branch Office; and

WHEREAS, Seller desires to transfer and Buyer desires to assume certain deposit accounts maintained at or for the Branch Office and certain other liabilities pertaining to the continuing operations thereof;

NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

ARTICLE 1.
PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 1.01.          Purchase of Assets.  Upon the terms and subject to the conditions and representations set forth herein, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, accept, and receive from Seller, all right, title and interest of Seller in and to the following assets (collectively, the “Assets”), by documentation reasonably satisfactory as to form and substance to the parties, as of the close of business on the Closing Date (as defined in Section 2.02 below):

(a)           Books and Records.  All books, records, documents, files, combinations, keys, security codes and the like relating to the Assets and the Assumed Liabilities (as defined in Section 1.02 below) as of the close of business on the Closing Date (collectively, the “Records”).

(b)           Real Property.  The real estate located at 1700 Scottsville Road, Bowling Green, Kentucky, upon which the Branch Office is operated, more particularly described in Schedule A to this Agreement, including the buildings, fixtures and other improvements thereon and easements associated therewith, and any tenements, heriditaments, rights, privileges, interests, leases, easements and appurtenances belonging or in any way pertaining to the Branch Office which may be owned by Seller, including any right, title or interest of Seller in and to adjacent streets, roads, alleys and rights of way (collectively, the “Real Property”).

(c)           Personal Property.  The furniture, fixtures, equipment, improvements and other items of tangible personal property located at the Branch Office as of the close of business on the Closing Date, together with sign structures, and all personal property used in connection with the safe deposit box business being transferred to Buyer hereunder (exclusive of the contents of leased safe deposit boxes), and with any manufacturers’ warranties or maintenance or service agreements thereon which are in effect on the Closing Date and are assignable to Buyer (collectively, the “Personal Property”), as set forth on Schedule B to this Agreement.  If, prior to the Closing Date, any item of Personal Property is stolen, destroyed or otherwise lost, such item shall be excluded from the sale contemplated hereby, and the term “Personal Property” as used herein shall exclude any such item(s).  If, prior to the Closing Date, any item of Personal Property is damaged by fire or other casualty, such item(s), if repairable in the reasonable discretion of Buyer, shall be sold to Buyer (in accordance with the provisions hereof) and the insurance proceeds relating to such item shall be assigned to Buyer, it being understood that if any such item is not repairable in the reasonable discretion of Buyer, it shall be excluded from the sale contemplated hereby.

(d)           Loans.  Certain loans of Seller attributed to the Branch Office as of the Closing Date (including without limitation all collateral, security, mortgages, notes, pledge and security agreements and other agreements related thereto, all accrued interest thereon and any other amounts due and payable in connection therewith) (the “Loans”), a list of which is set forth in that certain Memorandum Agreement between Buyer and Seller, of even date herewith (the “Memorandum Agreement”), as such list shall be updated as of the Closing Date:

(i)            to exclude (A) any Loan set forth in the Memorandum Agreement that is repaid in full as to principal and interest prior to the Closing Date, and (B) Non-Performing Loans (as hereinafter defined); and

(ii)           to include any additional loans, whether or not funded, which Buyer has agreed to purchase from Seller in its sole discretion.

It is the intent of the parties that subject to the foregoing, the aggregate outstanding principal balance of the Loans acquired by Buyer pursuant to this Agreement will be approximately $14,500,000 as of the Closing Date, which is consistent with the aggregate amount of the Loans identified in the Memorandum Agreement.  Loans shall also include all deposit-related overdrafts extended in accordance with Seller’s standard operating policies and procedures (“Seller’s Policies and Procedures”), copies of which Seller has made available to Buyer, solely to the extent such overdrafts are outstanding and unpaid for five (5) days or less as of the Closing Date, or as otherwise agreed upon by Buyer and Seller.  All Loans shall be assigned to Buyer without recourse against Seller and without any warranties or representations as to their collectability or the creditworthiness of any of the obligors of such Loans.   For purposes of this Section 1.01(d), “Non-Performing Loans” shall mean all Loans (i) with respect to which any principal or interest due thereon is due and unpaid for thirty (30) calendar days or more as of the Closing Date, (ii) classified as non-accrual loans, or (iii) with respect to which during the time between the date of this Agreement and the Closing Date any principal or interest due thereon is due and unpaid for sixty (60) calendar days or more.

(e)           Assumed Contracts.  Seller’s rights under, or created by those contracts and leases relating to the operation or maintenance of the Branch Office that are identified on

Schedule C hereto, copies of which have been made available to Buyer, to the extent assignable by Seller (collectively, the “Assumed Contracts”).

(f)            Cash on Hand.  All teller working cash, petty cash, ATM cash and vault cash at the Branch Office as of the close of business on the Closing Date (the “Cash on Hand”).

(g)           Safe Deposit Box Business.  All safe deposit box business located at the Branch Office as of the close of business on the Closing Date (the “Safe Deposit Box Business”).  A list of leased safe deposit boxes as of April 13, 2011, is set forth on Schedule D hereto.  The Safe Deposit Box Business includes, without limitation, safe deposit box contracts and leases, the removable safe deposit boxes (exclusive of the contents of leased safe deposit boxes) and safe deposit stacks in the vault and all keys and combinations thereto and all prepaid rent for any safe deposit contracts or leases (which prepaid rent shall be prorated between Buyer and Seller as set forth in Section 2.06 of this Agreement).

Section 1.02.          Assumption of Liabilities.  Upon the terms and subject to the conditions set forth herein, Seller shall transfer and assign to Buyer, and Buyer shall assume from Seller and agree to fully and timely pay, perform and discharge, by documentation reasonably satisfactory as to form and substance to Seller, as of the close of business on the Closing Date, the following liabilities, and none other (collectively, the “Assumed Liabilities”):

(a)           Deposit Liabilities.  All deposit liabilities maintained at the Branch Office, in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, but prior to the transfer of any deposits to repurchase agreements, including accrued but unpaid interest thereon through the Closing Date, except as provided in Section 2.03(c) hereof and subject to the last sentence of this Section 1.02(a) (the “Deposits” or “Deposit Liabilities”), which such Deposit Liabilities as they existed on April 13, 2011 are identified in the Memorandum Agreement.  As used herein, the term “deposit liabilities” shall include all of the deposit products offered by Seller from the Branch Office, including, without limitation, all savings accounts, NOW accounts, passbook accounts, statement accounts, checking accounts, money market accounts, “sweep” accounts and related repurchase agreements, certificates of deposit, Keogh accounts, and IRA Accounts (as defined in Section 2.03, but subject to the provisions of Section 2.03), whether represented by collected or uncollected funds, as reflected in Seller’s Records.  Notwithstanding the foregoing, the parties agree that the terms “Deposits” and “Deposit Liabilities” shall not include any deposit liabilities represented by certificates of deposit of $100,000 or more with original maturities of less than one (1) year that are collateralized by a pledge of securities.

(b)           Loan Escrow and Reserve Obligations.  All obligations relating to escrow funds and dealer reserves under the Loans.

(c)           Assumed Contracts.  The obligations and liabilities of Seller arising after the Closing Date under the Assumed Contracts.

(d)           Liabilities Not Assumed by Buyer.  Other than those liabilities specifically assumed in Section 1.02(a), Section 1.02(c), Section 1.02(c), and Section 2.03 hereof, Buyer shall not assume any liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business at the Branch Office on or prior to the Closing Date (the “Excluded Liabilities”).

Section 1.03.          Names and Marks.  Seller is not selling, assigning, conveying, transferring or delivering, nor shall Buyer acquire, any rights or interest in or to:  (a) the name “Republic Bank & Trust Company”, or any derivation thereof, or (b) any logos, service marks or trademarks, advertising materials or slogans or any similar items used by Seller in connection with its business, whether or not such is or was copyrighted or registered.  Preceding the Closing Date, Seller shall begin the removal from the Branch Office of signs, logos and other insignia identifying or identified with Seller.  No signs, logos or insignia identifying or identified with Buyer may be installed in or affixed to the premises until after the close of business on the last business day preceding the Closing.  On and after the Closing Date, Buyer shall not use the name or service mark of Seller in any manner in connection with the operation of the Branch Office, except in accordance with the provisions of Section 9.01 hereof.  No activity conducted by Buyer on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of Buyer.  Buyer shall return to Seller any remaining signs, logos and insignia of Seller removed by Buyer from the Branch Office after Closing.

Section 1.04.          Excluded Assets.  Except as specifically set forth herein, Seller is not selling, assigning, conveying, transferring or delivering, nor shall Buyer acquire, any rights or interest in or to any assets of Seller, including, without limitation:

(a)                                  loans of the Seller not identified in the Memorandum Agreement;

(b)                                 all rights of the Seller or any of its affiliates to receive income, premiums, fees or commissions relating to insurance products or policies sold prior to or following the Closing Date by the Seller or any of its affiliates to customers attributed to the Branch Office;

(c)                                  all routing numbers of the Seller used in connection with the Deposit Liabilities or the Branch Office;

(d)                                 all records of the Seller not related to the transactions contemplated by this Agreement;

(e)                                  the telephone system located at the Branch Office, including any lease agreements with respect thereto;

(f)                                    any personal computer located at the Branch Office, including any lease agreements with respect thereto; and

(g)                                 all other assets, properties and rights of the Seller or any of its affiliates relating to, located at, attributed to or used at any branches, facilities or locations of the Seller or any of its affiliates other than the Branch Office.

ARTICLE 2.
CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES

Section 2.01.          The Closing.  The closing of the purchase and assumption transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Wyatt, Tarrant & Combs, LLP, 500 West Jefferson Street, Suite 2800, Louisville, Kentucky, or at such other location as the parties may agree, at 10:00 a.m. Eastern Time on the Closing Date described in Section 2.02 of this Agreement.

Section 2.02.          The Closing Date.  The Closing shall take place on a date mutually agreed upon, in writing, by the parties, which shall be on or before the fifteenth (15th) day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in ARTICLE 7 (other than obligations to be performed at Closing) (the “Closing Date”); provided, that such Closing Date shall be on or after August 19, 2011.  The purchase and assumption transaction contemplated by this Agreement shall become effective at the close of business on the Closing Date.

Section 2.03.          Retirement Accounts.

(a)           At the Closing, Seller shall resign as trustee and custodian with respect to any individual retirement account (“IRA Account”) as to which Seller is trustee or custodian and as to which one or more of the assets included therein is a deposit included within the Deposits transferred to Buyer on the Closing Date.  At the Closing, Seller shall designate or appoint Buyer as successor trustee or custodian under each such IRA Account.

(b)           Buyer covenants and agrees that it will, following its designation or appointment as successor trustee or custodian under the IRA Accounts, promptly and faithfully perform, fulfill, and discharge each of the obligations required to be performed by the trustee or custodian with respect to such accounts pursuant to law, or pursuant to the governing documents establishing such IRA Account.

(c)           If an individual depositor holding an IRA Account refuses to accept the designation or appointment of Buyer as successor trustee or custodian with respect to any such IRA Account, Buyer shall promptly so inform Seller, and none of the deposits contained in such IRA Account (the “IRA Deposits”) shall be treated as Deposit Liabilities hereunder, but shall remain the liability and obligation of Seller, and the amount of such IRA Deposits, less the applicable Premium paid by Buyer to Seller pursuant to Section 2.04(a)(vi) for such IRA Deposits, shall be paid by Buyer to Seller promptly upon demand.

Section 2.04.          Calculation and Payment of Purchase Price.  The calculation and payment of the Purchase Price (defined herein) shall be made as follows:

(a)           Seller shall pay to Buyer an amount of cash (the “Purchase Price”), in addition to the transfer of Cash on Hand, equal to:

(i)            the aggregate amount of principal and accrued interest of the Deposit Liabilities; plus

(ii)           the net amount of any prorated items required by Section 2.06 hereof owed by Seller to Buyer; minus

(iii)          the Acquisition Value (defined herein) of the Assets (exclusive of the Cash on Hand); minus

(iv)          the amount of Cash on Hand; minus

(v)           the net amount of any prorated items required by Section 2.06  hereof owed by Buyer to Seller; minus

(vi)          the “Premium”, which shall be equal to a percentage of the average book value of the Deposit Liabilities (excluding any accrued interest payable thereon) for the ten (10) business days immediately preceding the Closing Date, which percentage shall be determined as follows:  Premium = 100 Times (0.065 + (0.02 Times (x - 0.5)), where “x” is equal to the percentage (expressed in numerical rather than percentage form) of Seller’s aggregate outstanding principal amount of Loans sold to Buyer under this Agreement.

(vii)         Notwithstanding anything herein to the contrary, the Premium shall not be less than 6.5% nor more than 7.0% (the “Premium Range”).  Seller and Buyer agree that (1) if the Premium determined as forth in Section 6.04(a)(vi) is below 6.5%, the number of Loans acquired by Buyer and set forth in the Memorandum Agreement shall be increased so that the Premium is within the Premium Range and (2) if the Premium determined as set forth in Section 6.04(a)(vi) is above 7.0%, the number of Loans acquired by Buyer and set forth in the Memorandum Agreement shall be decreased so that the Premium is within the Premium Range.  Seller and Buyer shall cooperate with each other to mutually determine and agree upon the Loans to be added to or removed from the Memorandum Agreement as necessary to satisfy the requirements of this Section 6.04(a)(vii).

(b)           On the Closing Date, Seller shall transfer to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, an amount which Seller estimates to be the amount of the Purchase Price, which estimated amount shall be based upon the Deposit Liabilities, the proration amounts, and the Cash on Hand as of the close of business on the second business day prior to the Closing Date (the “Estimated Purchase Price”).

(c)           On the fifteenth (15th) business day after the Closing Date or such earlier date as may be agreed to in writing by the parties (the “Adjustment Payment Date”), an adjustment payment (the “Adjustment Payment”) shall be made either by Seller to Buyer or by Buyer to Seller, as appropriate, so as to correct any discrepancy between the amount of the Estimated Purchase Price paid under the preceding paragraph and the Purchase Price calculated in accordance with this Section 2.04.  Seller and Buyer shall agree upon a final closing statement which reflects the calculation of the Adjustment Payment relative to the Estimated Purchase Price.  The Adjustment Payment due to either party pursuant to this paragraph shall be paid to such party on the Adjustment Payment Date by the other party by wire transfer in immediately available funds to an account designated by the payee party, with interest thereon from the

Closing Date through the Adjustment Payment Date at a rate equal to the effective Federal Funds rate as published by the Federal Reserve.

(d)                                 For purposes of this Agreement, the “Acquisition Value” of the Assets shall be the sum of the following:

(i)                                     the aggregate outstanding principal and accrued but unpaid interest on the Loans, together with any late charges accrued thereon, as of the close of business on the Closing Date, excluding any loan loss reserve or general reserve which may be associated with the Loans; plus

(ii)                                  the fair market value of the Real Property (the “Appraised Value Price”) determined as follows:  each of Seller and Buyer shall select an independent appraisal firm having not less than five (5) years experience appraising similar property, and reasonably acceptable to the other party.  The Appraised Value Price shall equal the average of the two appraisals; provided, however, that if the Appraised Value Price as so determined is greater or less than ten percent (10%) of the appraisal of either of Buyer’s or Seller’s appraisal firm, then such two firms shall select a third independent appraisal firm, and the average of the three appraisals shall constitute the Appraised Value Price.  Buyer shall pay all costs relating to the appraisal initially obtained by Buyer and Seller shall pay all costs relating to the appraisal initially obtained by Seller.  The costs of a third appraisal, if any, shall be shared equally by the parties.  Notwithstanding anything in this 2.04(d)(ii) to the contrary, the minimum Appraised Value Price shall be $984,000.; plus

(iii)                               the net book value of the Personal Property as of the close of business on the Closing Date as shown on the books and records of Seller, which amount as of March 31, 2011 is specified in Schedule B.

Section 2.05.                             Allocation of Purchase Price.  The Purchase Price, as adjusted in accordance with Section 2.04(c) above, and the liabilities assumed by Buyer pursuant to Section 1.02 hereof shall be allocated on an allocation schedule to be agreed upon by Buyer and Seller within forty-five (45) days after the Closing Date.  The allocation is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended.  The parties shall (i) each report the federal, state and local and other tax consequences of the purchase and assumption contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule and (ii) take no position in any tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation.  The allocation shall be adjusted if and to the extent necessary to comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended.

Section 2.06.                             Prorations.  The parties intend that Seller shall operate for its own account the business conducted at the Branch Office until the close of business on the Closing Date, and that Buyer shall operate such business for its own account after the Closing Date.  Thus, except as otherwise specifically provided in this Agreement, items of income or expense directly attributable to the operation of the Branch Office (which shall not include any general overhead expenses of Seller) shall be prorated as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time, including, without limitation, (i) telephone, electric, gas, water, and other utility services (to the extent it is not possible to transfer such services into the name of Buyer following the Closing Date), (ii) taxes and similar expenses and charges associated with the Personal Property, (iii) assessments (including, without limitation, assessments attributable to FDIC deposit insurance), (iv) payments due on Assumed Contracts, (v) any unearned non-interest income associated with the Safe Deposit Box Business, and (vi) similar income or expenses related to the Assets transferred hereunder.  To the extent any such expense item has been prepaid by Seller for a period extending beyond the Closing Date, there shall be a proportionate adjustment to the Purchase Price in favor of Seller.  The proration required by this Section 2.06 shall be on the basis of a 365-day year.

Section 2.07.                             Closing Deliveries.

(a)                                  At the Closing, Seller shall deliver to Buyer:

(i)                                     a Certificate or Certificates signed by an appropriate officer of Seller stating that (A) each of the representations and warranties contained in ARTICLE 3 is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Section 7.02(b) and Section 1.01(d), insofar as Section 7.02(d) pertains to approvals required to be obtained by Seller, have been satisfied or waived as provided therein;

(ii)                                  evidence of payment to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, of the Estimated Purchase Price;

(iii)                               a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

(iv)                              an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 1 hereto;

(v)                                 an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in Exhibit 2 hereto;

(vi)                              an executed Bill of Sale in substantially the form set forth in Exhibit 3 hereto;

(vii)                           a special warranty deed or deeds (subject to Permitted Exceptions, as such term is defined in Section 11.15 hereof), conveying the Real Property to Buyer in substantially the form set forth in Exhibit 4 hereto;

(viii)                        an executed Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts in substantially the form set forth in Exhibit 5 hereto;

(ix)                                an executed Limited Power of Attorney in substantially the form set forth in Exhibit 6 hereto;

(x)                                   such other bills of sale, assignments, and other instruments and documents as the Buyer and Seller may mutually deem necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets, including without limitation such assignments and other appropriate instruments of transfer and conveyance of all mortgages, notes, pledge and security agreements pertaining to the Loans being transferred to Buyer pursuant to this Agreement (including separate assignment documents for filing with respect to mortgages of record);

(xi)                                listings of the Deposit Liabilities as of the Closing Date (the “Deposit Listings”) on magnetic tape or utilizing such other method of information transfer as the parties may mutually agree, which Deposit Listings shall include, for each account, the account number, outstanding principal balance, and accrued interest;

(xii)                             such Records as are capable of being delivered to Buyer, which Records (other than the current promissory notes related to the Loans which shall be originals), may, at Seller’s option, be delivered by delivery of imaged, photocopies or other non-original and non-paper media in lieu of original copies; and

(xiii)                          updated schedules, as applicable, of the Loans, the Personal Property, the Safe Deposit Box Business, and the Deposit Liabilities as of the latest date preceding the Closing Date for which such information is available.

(b)                                 At the Closing, Buyer shall deliver to Seller:

(i)                                     a Certificate or Certificates signed by an appropriate officer of Buyer stating that (A) each of the representations and warranties contained in ARTICLE 4 is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Section 7.01(b) and Section 7.01(d), insofar as Section 7.01(d) pertains to approvals required to be obtained by Buyer, have been satisfied or waived as provided therein;

(ii)                                  a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

(iii)                               an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 1 hereto;

(iv)                              an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in Exhibit 2 hereto;

(v)                                 an executed Bill of Sale in substantially the form set forth in Exhibit 3 hereto; and

(vi)                              an executed Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts in substantially the form set forth in Exhibit 5 hereto.

Section 2.08.                             Transfer Taxes.  Buyer shall pay all sales and other taxes in connection with the transfer of the Personal Property to the Buyer and shall pay all recording fees in connection with the transfer of the Real Property to the Buyer.  Seller shall pay all real estate transfer taxes in connection with the transfer of the Real Property.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties:

Section 3.01.                             Organization.  Seller is a state bank duly organized and validly existing under the laws of the Commonwealth of Kentucky, and has the corporate power to carry on its business as the same is being conducted at the Branch Office, to execute, deliver and perform this Agreement and to effect the transactions contemplated herein.

Section 3.02.                             Authorization.  All necessary corporate actions have been taken to authorize the execution of this Agreement on Seller’s behalf by Seller’s duly authorized officers and the performance by Seller of its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity, and subject to public policy.

Section 3.03.                             Non-Contravention.  The execution and delivery of this Agreement by Seller do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under: (a) the Articles of Incorporation or Bylaws of Seller;  (b) any law, rule, regulation, judgment, order, governmental permit, license, agreement, indenture, or instrument to which Seller is a party, or by which it or any of its assets or property is bound; (c) any provision of any material promissory note, mortgage, indenture, lease or agreement to which Seller is a party or by which Seller is bound; or (d) any of the Assumed Contracts, which breach, violation, or default in the case of (b), (c) or (d) would hinder or delay the Closing or have an adverse effect on the business or properties of the Branch Office after the Closing Date.

Section 3.04.                             Compliance with Law.  Seller has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business at the Branch Office as presently conducted in all material respects.  The Seller is operating the Branch Office in compliance in all material respects with all applicable laws and regulations and in compliance with Seller’s written anti-money laundering program and written customer identification program as required by law.

Section 3.05.                             Loans.

(a)                                  Each Loan represents the legal, valid and binding obligation of the related borrower, enforceable by the holder of such Loan in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies, and public policy.

(b)                                 Except for pledges to the Federal Home Loan Bank which will be released prior to Closing, none of the Loans is pledged to a third party and the principal balance and amount of accrued interest of each of the Loans as shown on Seller’s books and records is true and correct.

(c)                                  As applicable, with respect to the notes and mortgages comprising the Loans, Seller is in possession of all (i) original notes or lost note affidavits and (ii) mortgages or certified copies of such mortgages, provided that such mortgages have been returned by the local recording office, and shall deliver such originals, affidavits or certified copies in its possession to Buyer on the Closing Date.

(d)                                 Each Loan to the extent secured by a lien of Seller, is secured by a valid and enforceable Lien of Seller in the collateral therefore, which lien is assignable.

(e)                                  Each Loan is being administered and serviced in compliance in all material respects with all applicable laws and is accruing interest in accordance with the respective terms thereof.

(f)                                    Each Loan that was originated by Seller was originated in the ordinary course of Seller’s business.

(g)                                 Each Loan is evidenced by, as applicable, notes and mortgages which are true and genuine.

(h)                                 Seller may transfer or assign each of the Loans to Buyer without the approval or consent of any obligor.

(i)                                     Except as set forth in Section 3.05(a), (b), (c), (d), (e), (f), (g), and (h), Seller makes no representation or warranty of any kind to Buyer relating to the Loans.  Without limiting the generality of the foregoing, each of the Loans is transferred to the Buyer without recourse, and Seller shall not be responsible for (i) the sufficiency, value or collectability of the Loans or any document, instrument or agreement in the Loan files, (ii) any representation, warranty or statement made by an obligor or other party in or in connection with any Loan, (iii) the financial condition or credit worthiness of any primary or secondary obligor under any Loan or any guarantor or surety or other obligor thereof, (iv) the performance by any guarantor, surety or other obligor or compliance with any of the terms or provisions of any of the documents, instruments and agreements relating to any Loan, (v) inspecting any of the property, books or records of any guarantor, surety or other obligor, or (vi) the value of any collateral securing the Loans.

Section 3.06.                             Deposits.  All of the Deposits domiciled at the Branch Office were issued and remain in compliance in all material respects with all applicable laws, orders and regulations and are insured by the FDIC to the maximum extent provided in the rules and regulations of the

FDIC, and Seller has paid all assessments and has filed all reports required to be filed by it with the FDIC concerning the Deposits.  No action is pending, or to the knowledge of Seller, threatened by the FDIC with respect to the termination of such insurance.  The Deposits are genuine and enforceable obligations of Seller.  The balance of each deposit account included in the Deposits as shown on Seller’s books and records as of the close of business on the Closing Date will be true and correct.  Seller has the right to transfer or assign each of the Deposits to Purchaser subject to receipt of applicable Governmental Approvals (as defined herein).

Section 3.07.                             Assets.  Seller has good and marketable title to all assets comprising the Assets free and clear of all liens (excluding, with respect to Real Property, the Permitted Exceptions, and excluding, with respect to Personal Property, (i) liens for unpaid taxes, assessments and charges not yet delinquent on the Personal Property and (ii) imperfections of title or other matters which do not materially detract from the current value or present use thereof) and except for consents required to transfer the Assets, Seller has the right to sell, convey, transfer, assign and deliver to Buyer all of Seller’s right, title and interest in, to and under the Assets.  The Assets necessary to operate the Branch Office are in good operating condition, in all cases giving consideration to each item’s age and use and subject to ordinary wear, and will be received by Buyer in “AS IS, WHERE IS,” CONDITION, WITH NO WARRANTIES OR GUARANTEES BY SELLER AS TO FUTURE PERFORMANCE, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE, EXCEPT THOSE WARRANTIES RELATED TO TITLE.

Section 3.08.                             Real Property.

(a)                                  As to the Real Property, Seller is the owner of good and marketable fee simple interest in the Real Property, free and clear of any liens, mortgages, pledges or other security interests and subject only to Permitted Exceptions and those exceptions accepted or waived by Buyer.

(b)                                 As of the date hereof, (a) there is no condemnation proceeding pending or, to the knowledge of Seller, threatened, which would preclude or impair the use of the Branch Office as presently being used in the conduct of business of Seller; (b) Seller has received no notices, oral or written, from any governmental body, that the assessed value of the Real Property has been determined to be greater than that upon which county, township or school tax was paid for the tax year applicable to each such tax and has no knowledge that any such matter is pending; and (c) Seller has received no notices, oral or written, and has no reason to believe, that any governmental body having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.  Seller has not received any notice of a violation of zoning laws, building or fire codes or other laws, statutes, ordinances, codes or regulations relating to the operation of the Branch Office.  To Seller’s knowledge, the improvements and building systems comprising the Real Property are in all material respects in good operating condition and repair, excluding normal wear and tear.  To the Seller’s knowledge, the Real Property is connected to and serviced by water, solid waste and sewage disposal, storm drainage, telephone, gas and electricity facilities, each of which is, to the knowledge of Seller, in good operating condition and is adequate in all material respects for the present use and operation of the Branch Office.

Section 3.09.                             Environmental Matters.  Seller has made available to Buyer copies of all environmental reports, testing and site assessments on the Real Property obtained by it or in its possession.  To the best of Seller’s knowledge , no contamination, asbestos, petroleum products, or other Hazardous Materials are present on, in, under, or above the Real Property or any improvements thereon. The Real Property currently is and has in the past been owned and operated by Seller in compliance with all material applicable Environmental Laws.  To the best of Seller’s knowledge, there are no underground storage tanks on the Real Property; there are no liabilities to which Seller is subject with respect to the Real Property, whether accrued, contingent, absolute, determined or otherwise arising under or relating to any Environmental Law; and, there are no facts, conditions or situations (including any discharges or releases of Hazardous Materials) which could reasonably be expected to result in such liability with respect to Seller’s past or present ownership, use or operations of the Real Property.  Seller has not received any notice, request for information, citation, complaint, summons or order relating to any violation or alleged violation of, or any liability under, any Environmental Law in connection with the Branch Office.  Except as to the foregoing representations and warranties, Seller makes no representation or warranty of any kind to Buyer or any third party whatsoever, expressed or implied, with respect to any environmental conditions.

“Environmental Laws” shall mean all federal, state or local laws, rules, regulations, codes, ordinances or by-laws, and any judicial or administrative interpretations thereof, including orders, decrees, judgments, rulings, directives or notices of violation, that create duties, obligations or liabilities with respect to (a) human health or (b) the existence, use, storage, treatment, discharge, release, containment, transportation, generation, manufacture, refinement, handling, production, disposal or management of any Hazardous Materials, or otherwise regulating or providing for the protection of human health or the environment against Hazardous Materials, and further including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Public Health Service Act (42 U.S.C. § 300 et seq.), the Pollution Prevention Act (42 U.S.C. § 13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. § 349; 42 U.S.C. §§ 201, 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and similar state and local statutes, and all regulations adopted pursuant thereto, each as amended.  “Hazardous Materials” means any substance, material or waste which is regulated under any Environmental Law, including any material, substance or waste defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “containment,” “toxic waste” or “toxic substance” or other similar terms, and shall include, without limitation, chemical substances, mixtures or compounds, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls or radiation.

Section 3.10.                             Litigation.  There is no litigation, claim or other proceeding pending or, to the knowledge of Seller, threatened, against Seller arising out of Seller’s operation of the Branch Office that materially affects any of the Assets or Assumed Liabilities or materially affects the ability of Seller to carry out this Agreement or any of the transactions contemplated hereby.

Section 3.11.                             Validity of Contracts.  Each of the Assumed Contracts constitutes the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.  Seller is not in material default under any of the Assumed Contracts and, to Seller’s knowledge, no other party to any of the Assumed Contracts is in material default thereunder.

Section 3.12.                             Community Reinvestment Act.  Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act (12 U.S.C. §§ 2901 et seq.) in the market served by the Branch Office, and has no knowledge as of the date of this Agreement of any planned or threatened objections by any community group to the transactions contemplated hereby.

Section 3.13.                             Employee Matters.

(a)                                  The Memorandum Agreement sets forth a true, complete and accurate list of all employees of Seller at the Branch Office (the “Employees”) as of the date set forth therein, together with their job title, rate of salary or wages, vacation benefits, and any profit sharing, bonus or other form of compensation paid by Seller (other than salary) for the benefit of such person for the year ending December 31, 2010.  The Memorandum Agreement also sets forth the method by which any profit sharing, bonus or other form of compensation is calculated, determined and/or awarded to an Employee.

(b)                                 Seller is not currently and has not previously been a party to any collective bargaining or other labor union contract applicable to the Employees, Seller is not negotiating a collective bargaining agreement and, to the knowledge of Seller, there is no present effort or existing proposal to attempt to unionize any group of employees of Seller.  There is no labor dispute, strike or work stoppage against Seller pending or, to the knowledge of Seller, threatened that may interfere with the business operations of the Branch Office.

Section 3.14.                             Records.  The Records of Seller pertaining to the Assets and Assumed Liabilities are correct, accurate and complete in all material respects, and fairly reflect information regarding such Assets and Assumed Liabilities.  Such Records are in compliance in all material respects with all applicable legal requirements.

Section 3.15.                             Tax Matters.  Seller has filed all income tax returns and reports related to the Branch Office, including amendments, which are materially correct, complete and comply in all material respects with all applicable laws and regulations, and has paid all real and personal property taxes and assessments, and all payroll and unemployment taxes, including any related penalties, interest, and deficiencies, that have become due and payable by Seller with respect to the Branch Office, the Employees, or any of the Assets. Seller has withheld and paid to the appropriate governmental agencies all withholding taxes relating to the payment of wages to the Employees required to be withheld and paid by Seller.  Any claims for refunds of taxes which have been paid by Seller shall remain the property of Seller.  For all completed tax years, Seller has sent to the designated account holder with respect to the Deposit Liabilities an IRS Form

1099 (or a substitute form permitted by law) relating to the interest, earnings, or dividends paid on the Deposit Liabilities for those periods, to the extent required by law.

Section 3.16.                             Insurance.  Seller maintains in full force and effect insurance on the Assets against such risks and losses as are customary for comparable entities engaged in the same business and industry.

Section 3.17.                             IRA Documentation.  Seller’s IRA documentation complies in all material respects to the requirements of the Internal Revenue Code and applicable regulations.  Such IRA accounts being assumed by Buyer have been established and maintained in compliance in all material respects with such requirements and regulations.

Section 3.18.                             Consents and Approvals.  Except for Governmental Approvals and consents relating to the IRA Accounts, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Seller’s consummation of the transactions contemplated by this Agreement.

Section 3.19.                             Brokerage.  There are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

Section 3.20.                             Statements True and Correct.  No representation or warranty by Seller contained in this Agreement (including, without limitation, the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

ARTICLE 4.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby makes the following representations, warranties and covenants:

Section 4.01.                             Organization.  Buyer is a state banking corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky and has the corporate power to carry on its business and to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 4.02.                             Authorization.  All necessary corporate actions have been taken to authorize the execution of this Agreement on Buyer’s behalf by Buyer’s duly authorized officers and the performance by Buyer of its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes the duly authorized, legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

Section 4.03.                             Non-Contravention.  The execution and delivery of this Agreement by Buyer do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this

Agreement will not, constitute a breach or violation of or default under (a) the Articles of Incorporation or Bylaws of Buyer or (b) any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Buyer is a party, or by which it or any of its assets or property is bound, which breach, violation, or default could hinder or delay the Closing or would have a material adverse effect on Buyer.

Section 4.04.                             Consents to Transaction.  The consummation of the purchase and assumption transaction contemplated by this Agreement does not require Buyer to obtain the prior consent or approval of any person, other than regulatory approval from the appropriate regulatory authorities.

Section 4.05.                             Litigation.  There are no governmental or administrative proceedings or other proceedings, litigation, judgment or claims pending or threatened against Buyer or any of its affiliates affecting the ability of Buyer to carry out this Agreement, or any of the transactions contemplated hereby, or which will materially affect Buyer or its operation of the Branch Office after the Closing Date.

Section 4.06.                             Brokerage.  Except for Chartwell Capital, Ltd., the fees of which will be paid by Buyer, there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

Section 4.07.                             Statements True and Correct.  No representation or warranty by the Buyer contained in this Agreement contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

Section 4.08.                             Community Reinvestment Act.  Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act (12 U.S.C. § 2901 et seq.), and has no knowledge of any planned or threatened objections by any community group to the transactions contemplated hereby.  Buyer was rated “Satisfactory” or “Outstanding” following its most recent CRA examination by the regulatory agency responsible for its supervision.

Section 4.09.                             Pro Forma Capital Requirements.  Buyer is and, on a pro forma basis giving effect to the transactions and the financing contemplated by Buyer, will be (a) at least “adequately capitalized”, as defined for purposes of the Federal Deposit Insurance Act and the rules and regulations promulgated thereunder as the date of this Agreement, and (b) in compliance as of the date hereof with all capital requirements, standards and ratios required by each regulator with jurisdiction over Buyer, including, without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and, to the knowledge of Buyer, no such regulator is likely to, or, as of the date of this Agreement has indicated that it will, condition any of the Government Approvals (as hereinafter defined) upon an increase in Buyer’s capital or compliance with any capital requirement, standard or ratio.

Section 4.10.                             Financing Available.  Buyer has available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to fund the transactions contemplated hereby.  Buyer’s ability to consummate the transactions contemplated hereby is not contingent upon raising any equity capital, obtaining specific financing therefor, obtaining the consent of any lender or any other similar matter.

Section 4.11.                             Antitrust.  Buyer has no knowledge that it will be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Government Approvals (as hereinafter defined).

ARTICLE 5.
AGREEMENTS OF THE SELLER

Section 5.01.                             Business in Ordinary Course.

(a)                                  Except as may be required to obtain regulatory approvals or as otherwise may be required by any regulatory authority or as otherwise contemplated by this Agreement, after the date of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

(i)                                     cause or permit the Branch Office to engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business consistent with past practices, including any obligations or commitments relating to improvements or purchases of Personal Property;

(ii)                                  solicit or accept any deposits at rates in excess of those being paid generally at other branches of Seller;

(iii)                               enter into any discussion, commitment, agreement, understanding or other arrangement to dispose of, sell, transfer, convey or encumber any of the Assets or the Branch Office, except pursuant to this Agreement;

(iv)                              make any material change in its customary policies for setting rates on Deposits at the Branch Office, or any material change in its business practices for attracting or retaining deposit relationships with potential or existing customers; provided, however, that this clause shall not prohibit Seller from changing the interest rates offered or paid on Deposits provided such rates are consistent with then-prevailing market rates, or prior business practices regarding the establishment of such rate;

(v)                                 undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with employees employed at, and customers of, the Branch Office, unless such actions are required or permitted by this Agreement or required by any regulatory authority; provided, however, that Seller shall continue to have the right and ability to terminate, with or without cause, any employees of the Seller assigned to the Branch Office prior to the Closing Date; or

(vi)                              incur or agree to incur any obligation or liability that Buyer would be obligated to assume pursuant to this Agreement except liabilities and obligations incurred in the ordinary course of business consistent with past practice.

(b)                                 Seller shall not, without the prior written consent of Buyer, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Seller contained in ARTICLE 3 hereof, if such representations and warranties were given as of the date of such transaction or action.

(c)                                  Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that has resulted in a Material Adverse Change (as hereinafter defined) in the business, operations, properties, assets, or condition (financial or otherwise) of the Branch Office.

(d)                                 Notwithstanding anything set forth in this Section 5.01 to the contrary, Seller intends, and is permitted, to avail itself of certain opportunities with respect to the payment of interest on Seller’s business deposit accounts provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act, effective as of July 21, 2011.

Section 5.02.                             Breaches.  Seller shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Buyer and use its commercially reasonable best efforts to prevent or promptly remedy the same.

Section 5.03.                             Regulatory Approvals.

(a)                                  Seller shall use its commercially reasonable efforts to assist Buyer in obtaining the Governmental Approvals (as hereinafter defined).  To the extent permitted by applicable law, Seller shall provide Buyer or the appropriate governmental authorities with all information reasonably required to be submitted by Seller in connection with the Governmental Approvals.

(b)                                 Seller shall, as soon as is practicable, notify the proper regulatory authorities of its intent to terminate operation of the Branch Office and to consummate the transactions contemplated hereby and thereafter shall (1) comply with the normal and usual requirements imposed by such authorities applicable to effectuate such transactions and (2) use its commercially reasonable best efforts to obtain any required permission of such regulatory authorities to cease operating the Branch Office.

Section 5.04.                             Consents to Assumed Contracts.  Seller shall use commercially reasonable efforts to obtain all necessary consents with respect to all interests of Seller in the Assumed Contracts which require the consent of another person for their transfer or assumption pursuant to this Agreement, if any.

Section 5.05.                             Title Commitment and Surveys.  Seller shall provide Buyer, at Buyer’s expense, with a commitment or commitments for title insurance with respect to the Real Property to be conveyed to Buyer at Closing issued by a title insurance company approved by Buyer (the “Title Insurer”).  Such commitment must be reasonably satisfactory to Buyer in form, scope and substance, and must contain the agreement of the Title Insurer to insure good, merchantable and marketable title to the Real Property to Buyer.  Seller shall furnish any documents reasonably required by the Title Insurer to induce the Title Insurer to issue a final policy, with the preprinted standard exceptions deleted for parties in possession and mechanic’s liens.  At Closing, Buyer shall pay for the costs of the title insurance and an insured closing, as well as the cost of any endorsements requested by Buyer and any other closing fees charged by the Title Insurer not attributable to the fact that the closing shall be insured, such as recording fees or legal expenses of the Title Insurer.  Seller shall deliver any ALTA survey for the Real Property in Seller’s possession to Buyer within thirty (30) days after the execution of this Agreement.   Buyer shall have ten (10) days after the receipt of the commitments for title insurance to object, in writing, to any exceptions or other matters contained therein.  If no objections are made, Buyer shall be deemed to have accepted the status of title.  Buyer and Seller agree that Buyer accepts and waives objections to Permitted Exceptions.  Buyer and Seller hereby acknowledge their mutual understanding that Seller is under no obligation to cause any exceptions or other matter to which Buyer may have objected to be corrected, and if any objections are not cured to Buyer’s satisfaction, Buyer may terminate this Agreement within five (5) business days following Seller advising Buyer it does not intend to cause any exceptions or other matters to which Buyer may have objected to be corrected.

Section 5.06.                             Consummation of Agreement.  Seller shall use its commercially reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and provisions hereof.  Seller shall furnish to Buyer in a timely manner all information, data and documents in the possession of Seller requested by Buyer as may be required to obtain any necessary regulatory or other approvals of the purchase and assumption transaction contemplated by this Agreement and shall otherwise cooperate fully with Buyer to carry out the purpose and intent of this Agreement.

Section 5.07.                             Access to Information.  Seller shall permit Buyer reasonable access, in a manner which will avoid undue disruption or interference with Seller’s normal operations, to the Branch Office and shall disclose and make available to Buyer at the main office of Seller all books, documents, papers and records relating to the Branch Office, its assets, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, and any other business activities or prospects in which Buyer may have a reasonable and legitimate interest in furtherance of the purchase and assumption transaction contemplated by this Agreement.  Buyer will hold any such information in accordance with the provisions of Section 11.01 hereof.  Nothing in this Section 5.07 shall be deemed to require Seller to disclose information it cannot lawfully disclose or to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing, business or strategic plans not related to transactions contemplated by this Agreement.

Section 5.08.                             Environmental Diligence.  Buyer may obtain, at Buyer’s expense, a Phase I environmental assessment within forty-five (45) days following the date of this Agreement.  Buyer shall promptly give to Seller a copy of any environmental report resulting from the assessment.   Further, Buyer shall give Seller written notice within ten (10) days after the date of receipt of such report that Buyer reasonably deems the report unacceptable.  Upon its receipt of such notice, Seller may either elect to cure such condition(s) to the reasonable satisfaction of

Buyer or notify Buyer in writing within thirty (30) days after receipt of Buyer’s timely notice of its election not to cure the same.  If Seller elects not to cure, Buyer may elect to terminate this Agreement by providing written notice of termination to Seller within five (5) business days of the receipt of Seller’s notice.  Buyer’s failure to deliver any notice required hereby on a timely basis shall constitute a waiver of any objections Buyer may have had with respect to the environmental condition of the Real Property.

Section 5.09.                             Condemnation Proceedings.  If between the date of this Agreement and Closing the Real Property or any material portion thereof or interest therein shall be taken or condemned as a result of the exercise of the power of eminent domain, or if a governmental body having the power of eminent domain informs Seller or the Buyer that it intends to take or condemn all or a material part of the Real Property then the Buyer may elect to terminate this Agreement by providing written notice of termination to Seller within five (5) business days of such condemnation or notification of intent to condemn.

ARTICLE 6.
AGREEMENTS OF BUYER

Section 6.01.                             Regulatory Approvals.  Buyer shall, within 10 business days following the date of this Agreement, at Buyer’s sole obligation and expense, prepare and file all applications, as required by law, with the appropriate federal and/or state regulatory authorities for approval to purchase the Assets and assume the liabilities and obligations of Seller being assumed hereunder, to establish a branch at the location of the Branch Office and to effect in all other respects the transactions contemplated hereby (the “Governmental Approvals”).  Buyer agrees to (1) make draft copies of the applications available to Seller and its counsel at least two (2) business days prior to filing, (2) process the applications in a diligent manner and on a priority basis, (3) request confidential treatment by the appropriate federal and/or state regulatory authorities of any nonpublic information concerning Seller or the Branch Office submitted in the applications, (4) provide Seller and its counsel promptly with a copy of the applications as filed and all notices, orders, opinions, correspondence and other documents with respect thereto, and (5) use its commercially reasonable best efforts to obtain all Governmental Approvals.  Buyer and Seller agree to cooperate and each use commercially reasonable best efforts to obtain all consents and approvals of all third parties and to do all things necessary to consummate the transactions contemplated by this Agreement.  Buyer agrees to provide prompt written notice to Seller in the event that Buyer obtains knowledge that any representation or warranty set forth in Section 4.09 hereof is untrue in any material respect or will be untrue in any material respect as of the Closing Date.

Section 6.02.                             Breaches.  Buyer shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Seller and use its commercially reasonable best efforts to prevent or promptly remedy the same.

Section 6.03.                             Consummation of Agreement.  Buyer shall use its commercially reasonable best efforts to perform and fulfill all conditions and obligations on Buyer’s part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

Section 6.04.                             Access to Information.  Buyer shall disclose and make available to Seller such information of Buyer in which Seller may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement.  Seller will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof.

ARTICLE 7.
CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND ASSUMPTION

Section 7.01.                             Conditions to Seller’s Obligations.  Seller’s obligations to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller) prior to or on the Closing Date of the following conditions:

(a)                                  The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

(b)                                 Buyer shall have performed and complied in all material respects with all of its obligations, covenants and agreements required to be performed prior to the Closing Date under this Agreement;

(c)                                  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending.  There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

(d)                                 All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Seller, and all waiting periods required by law shall have expired; and

(e)                                  Seller shall have received all documents required to be received from Buyer on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller.

Section 7.02.                             Conditions to Buyer’s Obligations.  Buyer’s obligations to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Buyer) prior to or on the Closing Date of the following conditions:

(a)                                  The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(b)                                 Seller shall have performed and complied in all material respects with all of its obligations, covenants and agreements required to be performed prior to the Closing Date under this Agreement;

(c)                                  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending.  There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

(d)                                 All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Buyer, and all waiting periods required by law shall have expired;

(e)                                  Buyer shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Buyer;

(f)                                    Buyer shall have accepted status of title as reflected in the commitments for title insurance delivered by Seller pursuant to Section 5.05 hereof; and

(g)                                 There shall not have been a Material Adverse Change in the business, operations, properties, assets or condition (financial or otherwise) of the Branch Office.  For purposes herein, a “Material Adverse Change” shall mean, with respect to the Branch Office, any effect, change, condition or development that individually or in the aggregate that is material and adverse to the business, operations, properties, assets or condition (financial or otherwise) of the Branch Office; provided, however, that changes or developments in general economic conditions and/or conditions or legal or regulatory requirements that affect the banking industry generally shall not constitute a “Material Adverse Change.”

ARTICLE 8.
TERMINATION OR ABANDONMENT

Section 8.01.                             Mutual Agreement.  This Agreement may be terminated by the mutual written agreement of the parties at any time on or prior to the Closing Date.

Section 8.02.                             Breach of Representations or Agreements.  In the event that there is a material breach in any of the representations and warranties, covenants or agreements of Seller or Buyer, which breach is not cured within 30 days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other party.

Section 8.03.                             Approval Denial.  If any regulatory application filed pursuant to Section 6.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information from, or undertakings by, the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant diligently provides the requested information or agrees to the requested undertaking.  If any regulatory agency requests that an application be withdrawn and the applicant, in consultation with the other party to this Agreement, is unable to resolve the concern or objections of such agency, the applicant shall be deemed to have failed to obtain regulatory approval.  In the event an application is denied but is subject to an appeal, petition for review, or similar such act on the part of the applicant (hereinafter referred to as the “appeal”) then the application will be deemed denied unless the applicant and the other party to this Agreement agree in writing to appeal the denial and the applicant prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval, provided, however, that either party shall have the right, at its election, to terminate this Agreement if such appeal remains unresolved for a period exceeding 60 days.

Section 8.04.                             Automatic Termination.  If the Closing Date does not occur on or prior to a date within 150 days after the date of the Agreement, then this Agreement shall thereupon be terminated; provided, such 150-day period may be extended by Buyer and Seller by mutual written agreement on or prior to the date this Agreement would otherwise terminate.

ARTICLE 9.
TRANSITIONAL AND POST-CLOSING MATTERS

Section 9.01.                             Notification to Branch Office Customers.  Buyer shall:

(a)                                  jointly with Seller, as soon as practicable after the execution and delivery of this Agreement, prepare and mail to each depositor whose Deposit is to be assumed by Buyer, a letter, in form and substance mutually satisfactory to the parties, informing such depositor of the nature of such transaction and the continuing availability of services to be provided by the Buyer in the Branch Office on and after the Closing Date;

(b)                                 at its own cost and expense, cause to be printed deposit tickets, checks, withdrawal orders and all other requisite banking transactional forms for each account which constitutes a Deposit and mail such deposit tickets, checks, withdrawal orders and other forms to each customer having such an account so as to be received by such customer on or about the Closing Date, each such document to be encoded with Buyer’s identification numbers and to be accompanied by Buyer’s letter, in form and substance satisfactory to Seller, advising that, from and after the Closing Date, such newly issued deposit tickets, checks, withdrawal orders and other forms are to be used instead of the corresponding existing documents of Seller with respect to the customer’s Deposit account maintained at the Branch Office, and that any such existing documents of Seller are to be destroyed; and

(c)                                  take any other actions required by law or regulation or by any court or regulatory authority to notify customers or depositors of the Branch Office or residents of the community in which the Branch Office is located of the transfers and assumptions occurring pursuant to this Agreement.  The out-of-pocket cost of the mailings required by subsections (a) and (b) of this section shall be borne by Buyer.

Section 9.02.                             Payment of Instruments.  Following the Closing, Buyer agrees to pay in accordance with law all checks, drafts, and withdrawal orders which are properly drawn by depositors with respect to the Deposits assumed by Buyer, which are duly endorsed (or for which necessary endorsements are deemed supplied by applicable law) and otherwise properly payable, in light of credit balances and overdraft privileges, if any, applicable to such depositors, and presented to Buyer by mail, over its counters, or through the check-clearing system of the banking industry, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposits are assumed by Buyer.  If any depositors, instead of accepting the obligation of Buyer to pay the Deposit Liabilities, shall demand payment from Seller for all or any part of any such Deposit Liabilities, Seller shall not be liable or responsible for making such payment.

Section 9.03.                             Statements.  Seller shall issue statements to its customers which include all transactions with respect to the Deposits through the close of business on the Closing Date, and Buyer shall issue statements for all transactions with respect to the Deposits thereafter.

Section 9.04.                             Limited Correspondent.  Seller shall act as Buyer’s limited correspondent for the processing of checks, drafts and withdrawal orders drawn before or after the Closing on the draft, check or withdrawal order forms provided by Seller on Deposits assumed by Buyer hereunder, and Buyer will honor and pay all such checks, drafts and withdrawal orders if duly endorsed and to the extent that the credit balances or overdraft privileges of the drawers or makers permit; provided, that Seller shall present all such checks, drafts and withdrawal orders to the Buyer’s designated courier within one (1) business day after such checks, drafts or withdrawals are received by Seller.

Section 9.05.                             Uncollected Items.  Buyer shall pay to Seller, not later than two (2) business days after demand, the amount of all uncollected items included in the Deposits on the Closing Date which are returned to Seller after the Closing Date as uncollected; provided, that Seller shall, upon Buyer’s making such payment, deliver each such item to Buyer and shall assign to Buyer any and all rights which Seller may have or obtain in connection with such returned items.

Section 9.06.                             Loans and Deposits.  For a period of 90 calendar days after the Closing Date, Seller will forward to Buyer as soon as reasonably possible any loan payments received by Seller made with respect to Loans purchased by Buyer.  Buyer shall reimburse Seller upon demand for checks returned on payments forwarded by Seller to Buyer.  If the balance due on any Loan purchased pursuant to Section 1.01(d) has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the Acquisition Value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

Section 9.07.                             ACH.  As soon as practicable following the Closing Date, Seller will notify all Automated Clearing House (“ACH”) originators effecting debits or credits to the accounts of the Deposit Liabilities of the purchase and assumption transactions contemplated by this Agreement.  For a period of 90 days beginning on the Closing Date, Seller will honor all ACH items related to accounts of Deposit Liabilities which are mistakenly routed or presented to Seller.  Seller will make no charge to Buyer for honoring such items, and will use its commercially reasonable best efforts to transmit to Buyer via facsimile, by 10:00 a.m. or as soon as practicable thereafter, each day’s ACH data that is to be posted that day.  Items mistakenly routed or presented after the 90-day period may be returned to the presenting party.  Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of any ACH items honored by Seller.

Section 9.08.                             Noncompetition/Nonsolicitation.

(a)                                  During the period beginning on the Closing Date and ending on the date that is three (3) years thereafter (the “Nonsolicitation Period”), Seller will not, without Buyer’s consent, open a banking, loan production or other office or establish an automated teller machine for the purpose of offering banking or related services to the public in the Kentucky county in which the Branch Office is located as of the Closing Date (the “Branch Market”).

(b)                                 During the Nonsolicitation Period, neither Seller nor its affiliates, subsidiaries, successors or assigns (i) will solicit customers whose deposits or loans are assumed or acquired by Buyer hereunder to provide banking services to such customers, or (ii) advertise or market such services through advertisements or marketing efforts primarily directed to or primarily targeting such customers.  Notwithstanding anything in this Agreement to the contrary, the following shall not be considered activities prohibited by or a breach of this Section 9.08(c): (A) solicitations of customers who remain customers of Seller following the Closing by reason of another deposit, loan, trust, credit card, debit card, or other relationship maintained by the customer at another office of Seller except that the foregoing exception shall not permit Seller to solicit deposit liabilities from customers whose Deposit Liabilities have been assumed by Buyer hereunder, (B) any general mass mailing or other similar communication made by Seller which does not specifically target customers of the Branch Office, and (C) newspaper, television, radio or similar advertisements of a general nature that do not specifically target customers of the Branch Office.  Buyer acknowledges and agrees that nothing contained herein shall be construed to limit Seller’s ability to continue to service, maintain and administer any account of such customers at Seller or to open any new account at a customer’s unsolicited request.

(c)                                  During the Nonsolicitation Period, Seller shall not seek to employ any employee with Seller at the Branch Office who becomes an employee of Buyer upon consummation of the transactions contemplated by this Agreement unless and until such employee’s employment is terminated by Buyer.

(d)                                 For purposes of this Section 9.08, the Nonsolicitation Period shall mean the three (3) year period beginning on the Closing Date.

(e)                                  The parties agree that nothing contained in this Section 9.08 will prohibit (i) Seller from acquiring an existing branch in the Branch Market as the result of Seller’s acquisition of another financial institution or any part of such other institution, provided that such acquisition of one or more branches within the Branch Market does not constitute more than 50% of all of the branches acquired in such acquisition; or (ii) the acquisition of Seller or any part of Seller by another person (a “Successor”).  This Section 9.08 shall not be binding on any Successor except that in no event shall Seller or any Successor be permitted to use the name “Citizens” in the Branch Market.

Section 9.09.                             Access to Records.  Seller and Buyer mutually agree to maintain all records and other documents relating to the Assets and Assumed Liabilities for such periods as provided in Seller and Buyer’s respective record retention policies and required by applicable law, and to permit the other party to examine, inspect, copy and reproduce such records and other documents relating to such Assets and Assumed Liabilities as may be reasonably requested by such party; provided, however, that neither party shall permit the other to inspect any files or records that would be a violation of any privacy regulations.  Any charges for such examination and photocopying shall be at a rate not greater than the examining party’s customary rates for similar requests by its customers.

Section 9.10.                             Information Reporting.  With respect to the Loans and Deposits purchased and assumed by Buyer pursuant to this Agreement, Seller shall be responsible for reporting to the customer and to the Internal Revenue Service (and any state or local taxing authority as required by law) all interest paid or earned by the customer prior to and including the Closing Date, and Buyer shall be responsible for reporting to the customer and to the Internal Revenue Service (and any state or local taxing authority as required by law) all interest paid or earned by the customer after the Closing Date.

Section 9.11.                             Transition.  From and after the date of this Agreement, Seller and Buyer agree to fully cooperate with and assist one another in connection with the transition and conversion of all customer accounts, files (including data processing files) and other information which are being purchased and assumed by Buyer pursuant to the terms hereof.  Additionally, and without limiting the foregoing:

(a)                                  Subsequent to the receipt of any necessary Governmental Approvals and prior to the Closing Date, Seller shall cooperate with and permit Buyer, at Buyer’s option and sole cost and expense, to make provision for the installation of equipment and install such equipment in the Branch Office; provided, however, that Buyer shall arrange for the installation of such equipment at such times and in a manner that does not interfere with the normal business activities and operations of the Branch Office;

(b)                                 On or prior to the Closing Date, each of the Buyer and Seller will establish with one another a demand deposit account to process items properly payable through daily settlement following the Closing and will establish such other mutually acceptable transition procedures as the parties deem appropriate; and

(c)                                  Each of the Buyer and Seller agree to provide each other, upon reasonable prior notice, with such information and data as is necessary to allow the Seller and Buyer to comply with all tax, regulatory reporting, audit or other compliance obligations relating to the customers, employees and operations of the Branch Office, and each of Seller and Buyer agree to timely take any and all action as required by law to comply with such tax, regulatory and/or reporting obligations.

Section 9.12.                             Employment.  Seller will terminate the employment of the employees of the Branch Office (the “Transferred Employees”) effective as of the Closing Date.  Buyer shall offer employment to the Transferred Employees on an at-will basis as soon as practicable after the date hereof and at least 30 days prior to the Closing Date, which employment shall be effective no earlier than the Closing Date, subject to satisfactory background checks.  Buyer shall have no liability or obligation whatsoever to employees of Seller relating to their employment by Seller whether or not they become employees of Buyer, or for any taxes relating thereto.

(a)                                  Each full time employee of Seller who becomes a full time employee of Buyer immediately following the Closing Date (a “Newly Hired Employee”) shall receive credit for his or her past service with Seller for purposes of eligibility, vesting and accrual of benefits under all of the employee benefit plans of Buyer that are uniformly provided on a nondiscriminatory basis to the full time employees of Buyer, except (i) there shall be no accrual of benefit under any defined benefit plan of Buyer, and (ii) there shall be no credit during calendar year 2011 for vacation time or sick days prior to the date of employment by Buyer of a Newly Hired Employee.  Newly Hired Employees will not be subject to any waiting period under the health and welfare plans of Buyer and Buyer shall use its reasonable best efforts to cause its health insurance carrier to cover any pre-existing condition of a Newly Hired Employee that was covered under Seller’s health insurance plan.

(b)                                 Seller shall be solely and entirely responsible:

(i)                                     for timely giving any required notices to Employees (including any Transferred Employees) under the Worker Adjustment and Retraining Notification Act that may be required as a result of this Agreement; and

(ii)                                  for timely giving any notice, and for making any extension or continuation of health care coverage to Transferred Employees and to their dependents and former dependents that may be required pursuant to Section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act (“COBRA”) as a result of this Agreement.

(c)                                  At times mutually agreeable to Seller and Buyer, Seller shall take reasonable steps to make the Transferred Employees available for training by Buyer, in the company of Seller designated personnel, as to Buyer’s systems and products, so long as such training does not interfere with Seller’s normal business operations.  All costs of such training, including the costs of providing any temporary help to cover for the time any Employees are absent from work because of the training or any overtime costs incidental to such training, shall be borne by Buyer.

Section 9.13.                             Further Assurances.  Each party agrees that on and before the Closing Date (a) it shall cooperate with the other in accomplishing the terms and conditions of this Agreement, and (b) at any time and from time to time after the Closing Date, it shall execute and deliver to the other party such further instruments, agreements and documents as the other party

may reasonably request to give effect to the transactions contemplated by this Agreement.    As and to the extent the parties shall have failed to obtain any consent to the assumption of any Assumed Contract, Seller and Buyer shall continue to cooperate with each other and use their commercially reasonable best efforts to obtain from such person or persons the consents or approvals (or effective waivers) thereof.

Section 9.14.                             Assumption of Risks.

(a)                                  If any of the Real Property or Personal Property shall be destroyed or materially damaged by fire, wind, water or other casualty prior to the close of business on the Closing Date and shall not have insurance coverage which in the reasonable determination of Buyer is sufficient to repair or replace such Real Property or Personal Property, Buyer shall have the right to terminate this Agreement with regard to the applicable Real Property or Personal Property or to accept the affected Real Property or Personal Property as destroyed or damaged, together with any rights of Seller to receive insurance proceeds with respect to such destroyed or damaged Real Property or Personal Property.

(b)                                 As of the close of business on the Closing Date, Seller shall discontinue all casualty, liability and other insurance coverage maintained with respect to the Branch Office and the Assets.  Buyer shall be solely responsible for all losses and liability claims whatsoever relating to the Branch Office, the Assets and the Assumed Liabilities arising with respect to activities which take place following the close of business on the Closing Date.

(c)                                  As of the close of business on the Closing Date, Seller shall discontinue providing any security for persons and property at the Branch Office.  Buyer shall be solely responsible and liable for all liabilities and claims arising out of injury or damage to persons, property or assets on or at the Branch Office following the close of business on the Closing Date.

(d)                                 As of the close of business on the Closing Date, Buyer shall maintain adequate insurance with respect to the losses described in (b) and (c) above and otherwise with respect to the operation of the Branch Office.

Section 9.15.                             Future Filings and Recordings.  Following the Closing, Buyer shall, at its sole cost and expense, promptly make all filings and recordings with and otherwise take all other actions with respect to all governmental agencies or authorities and recorder’s offices required by law or as Buyer may deem necessary or advisable to reflect its purchase of the Assets and assumption of the Assumed Liabilities and to reflect Buyer as the holder of all promissory notes and the secured party with respect to all liens, security interests, mortgages, certificates of title and other loan documents relating to the Loans.

ARTICLE 10.
INDEMNIFICATION

Section 10.01.                       Indemnification of Buyer.  Subject to Section 10.06, Seller hereby agrees to indemnify, defend, and hold harmless Buyer and its officers, directors, employees, agents and other representatives from and against any and all liabilities, penalties, damages, losses, claims, costs, and expenses (including reasonable attorneys’ fees and expenses for the defense of any claim which, if proved, would give rise to an obligation of indemnity hereunder, whether or not such claim may be ultimately proved) arising out of or resulting directly or indirectly from (a) any misrepresentation or breach of any representation or warranty by Seller in this Agreement; (b) failure of Seller to fully pay or satisfy or cause to be paid or satisfied any liabilities that are not Assumed Liabilities; (c) breach of any obligations or covenants on the part of Seller under this Agreement; and (d) the ownership, operation and conduct of the business of the Branch Office on or prior to the Closing Date, including any violation of laws occurring or alleged to have occurred on or prior to the Closing Date.

Section 10.02.                       Indemnification of Seller.  Subject to Section 10.06, Buyer hereby agrees to indemnify, defend, and hold harmless Seller and its officers, directors, employees, agents and other representatives from and against any and all liabilities, penalties, damages, losses, claims, costs, and expenses (including reasonable attorneys’ fees and expenses for the defense of any claim which, if proved, would give rise to an obligation of indemnity hereunder, whether or not such claim may be ultimately proved) arising out of or resulting directly or indirectly from (a) any misrepresentation or breach of any representation or warranty by Buyer in this Agreement; (b) failure of Buyer to fully pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities; (c) breach of any obligations or covenants on the part of Buyer under this Agreement; and (d) the ownership, operation and conduct of the business of the Branch Office subsequent to the Closing Date, including any violation of laws occurring or alleged to have occurred subsequent to the Closing Date.

Section 10.03.                       Responsibility for Defense.  Within thirty (30) days after receipt of any notice of a claim made under Section 10.01 or Section 10.02 hereof, but not less than five (5) business days prior to the time the indemnifying party is required to respond to a claim, the indemnifying party will, by giving written notice to the indemnified party, have the right to assume responsibility for the defense of the claim in the name of the indemnified party or otherwise as the indemnifying party may elect; provided that the indemnifying party also acknowledges in writing its responsibility to indemnify the indemnified party with respect to such claim; and provided further that failure of the indemnifying party to exercise its right to assume responsibility for the defense of any claim shall not restrict the ability of the indemnified party from subsequently joining such indemnifying party as a party in any litigation respecting such claim. In such event, the indemnified party shall have the right to defend the claim and shall be automatically deemed to have reserved all of its rights against the indemnifying party, including the right to seek reimbursement for the indemnified party’s reasonable attorneys’ fees and costs of defense. If an indemnifying party has undertaken responsibility for the defense of a claim, the indemnified party shall nonetheless have the right to participate, at its own expense and with its own counsel, in the defense of a claim and the indemnifying party will consult with the indemnified party from time to time on matters relating to the defense of such claim and will provide such information and assistance as the parties deem reasonably necessary to defend the claim. The indemnifying party will provide the indemnified party with copies of all pleadings and correspondence relating to such claim and will keep the indemnified party apprised of proposed adjustment, compromises and settlements. Notwithstanding anything herein to the contrary, the indemnifying party shall not be entitled to compromise or settle any such action without the prior written consent of the indemnified party, unless the settlement is for payment of money only and without an admission of liability on the part of the indemnified party.

Section 10.04.                       Payment of Fees and Expenses.  If a party shall be entitled under this ARTICLE 10 to indemnification for fees and expenses, the indemnified party shall be entitled to current reimbursement thereof by the indemnifying party upon the submission to the indemnifying party of a request for reimbursement setting forth in reasonable detail such fees and expenses to be reimbursed.

Section 10.05.                       Sole Remedy.  Except for the parties’ rights to specific performance and injunctive relief, the indemnification rights set forth in this Agreement constitute the parties’ sole remedy following Closing for the failure of any warranty or representation contained in this Agreement to be true and correct, or breach of any covenant or agreement in this Agreement, in the absence of actual fraud.

Section 10.06.                       Limitation.  Notwithstanding any other provisions of this Agreement, except in the case of actual fraud by Seller, any claim for indemnification hereunder, other than a claim arising out of a breach of a covenant to be performed after the Closing, must be asserted, if at all, during the period commencing on the Closing Date and ending twenty-four (24) months following the Closing Date; provided, however, that the foregoing limitation shall not apply to Buyer’s obligations with respect to the Assumed Liabilities or to Seller’s obligations with respect to any liabilities not assumed by Buyer hereunder.

ARTICLE 11.
GENERAL

Section 11.01.                       Confidential Information.  The parties acknowledge the confidential and proprietary nature of the “Information” (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to hold and keep, such Information confidential.  Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party and any other nonpublic information of a party that may be provided to the other, irrespective of the form of the communications, by such party’s employees or agents in connection with this Agreement and the transactions contemplated hereby.  Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement.  The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating and/or performing this transaction.  The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party’s business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

Section 11.02.                       Publicity.  Buyer and Seller shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the transaction contemplated herein and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other regarding such responsive public disclosure before such responsive public disclosure is made.

Section 11.03.                       Return of Documents.  Upon termination of this Agreement without the purchase and assumption transaction contemplated by this Agreement becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, and, except as may otherwise be required by law or to protect the interests of either party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such information, and (iii) will destroy all memoranda, notes and other writings prepared by either party based on the Information.

Section 11.04.                       Notices.  Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a) if to Buyer:	Citizens First Bank, Inc.
1065 Ashley Street, Suite 150
Bowling Green, KY 42103
Attn: Todd Kanipe, President

With copy to:	Wyatt, Tarrant & Combs, LLP
500 West Jefferson Street, Suite 2800
Louisville, KY 40202
Attn: Caryn F. Price

(b) if to Seller:	Republic Bank & Trust Company
601 West Market Street
Louisville, KY 40202
Attn: Steven Trager, President

With a copy to:	Frost Brown Todd LLC
400 West Market Street
32nd Floor
Louisville, KY 40202
Attn: R. James Straus

or to such other address as any party may from time to time designate by notice to the others.

Section 11.05.                       Expenses.  Except as otherwise specifically provided herein, Seller and Buyer each shall pay all of their own out-of-pocket expenses incurred in connection with this Agreement, including, without limitation, appraisals, accounting and legal fees, and data processing charges, if any, whether or not the purchase and assumption transaction contemplated by this Agreement is consummated.  The cost of all sales taxes (if any) with respect to the Personal Property shall be paid by Buyer.

Section 11.06.                       Liabilities.  In the event that this Agreement is terminated pursuant to the provisions of ARTICLE 8 hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 8.02 hereof on account of a willful breach of any of the representations and warranties set forth herein, or any willful or intentional breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover its damages from the breaching party.

Section 11.07.                       Survival of Representations and Warranties; Risk of Loss .  The representations, warranties, covenants and conditions set out in this Agreement will survive the Closing, provided that the representations and warranties contained in ARTICLE 3 and ARTICLE 4 shall not survive beyond twenty-four (24) months after the Closing Date.

Notwithstanding anything contained in this Agreement, the risk of loss, damage or destruction to the Assets to be transferred to Buyer pursuant hereto from fire or other casualty or cause shall be borne by Seller at all times up to the close of business on the Closing Date, and shall be borne by Buyer thereafter.

Section 11.08.                       Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

Section 11.09.                       Headings and Captions.  The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 11.10.                       Waiver, Amendment or Modification.  The conditions of this Agreement that may be waived may be waived only by written instrument duly executed by the party for which the condition(s) is intended to benefit.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to insist upon performance of the same.  This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto.

Section 11.11.                       Rules of Construction.  Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; and (c) words in the singular may include the plural and in the plural include the singular.

Section 11.12.                       Counterparts.  This Agreement may be executed in two or more counterparts and delivered by facsimile or other means of electronic communication, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

Section 11.13.                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  There shall be no third-party beneficiaries hereof.

Section 11.14.                       Governing Law; Assignment.  This Agreement shall be governed by the laws of the Commonwealth of Kentucky and applicable federal laws and regulations.  Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that following the Closing a party may assign such rights (but shall retain such obligations) to a successor of substantially all of its business, without the consent of the other party.

Section 11.15.                       Time of Essence.  The parties hereto agree that time is of the essence with respect to the performance of the obligations hereunder.

Section 11.16.                       Permitted Exceptions.  The term “Permitted Exceptions” shall mean liens for taxes not yet due and payable, and conveyances and any other exceptions, restrictions, easements, rights of way and encumbrances customarily found with respect to commercial property and which do not materially and adversely affect the value or present use of the Real Property.

[signature page and schedules and exhibits follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SELLER:	REPUBLIC BANK & TRUST COMPANY

	By:	/s/ Kevin Sipes, EVP and CFO

	Title:	Executive Vice President and Chief Financial Officer

BUYER:	CITIZENS FIRST BANK, INC.

	By:	/s/ Todd Kanipe, President

EXHIBIT 1

ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT is dated this        day of       , 2011, by and between Republic Bank & Trust Company, a Kentucky banking corporation (“Seller”), and Citizens First Bank, Inc., a Kentucky banking corporation (“Buyer”).  Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of                   , 2011 (the “Agreement”), which provides for the assignment by Seller of all of its rights and interest in and to certain deposit accounts related to Seller’s branch office located at 1700 Scottsville Road, Bowling Green, Kentucky (the “Branch”), and the assumption by Buyer of such deposit accounts, all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, effective as of the close of business on the date of this Assignment and Assumption of Deposit Liabilities Agreement, Seller hereby assigns, transfers and sets over to Buyer all of Seller’s rights and interest in and to, and Buyer does hereby assume all of Seller’s liabilities and obligations with respect to, all Deposit Liabilities (as such term in defined in the Agreement).

This Assignment and Assumption of Deposit Liabilities Agreement shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement.  In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.  Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

This Assignment and Assumption of Deposit Liabilities Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky and applicable federal laws and regulations.

This Assignment and Assumption of Deposit Liabilities Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Deposit Liabilities Agreement to be executed as of the date first above written

REPUBLIC BANK & TRUST COMPANY

By:

Title:

CITIZENS FIRST BANK, INC.

By:
Todd Kanipe, President and Chief
Executive Officer

2

EXHIBIT 2

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT is dated this      day of               , 2011, by and between Republic Bank & Trust Company, a Kentucky banking corporation (“Seller”), and Citizens First Bank, Inc., a Kentucky banking corporation (“Buyer”).  Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of                     , 2011 (the “Agreement”), which provides for the assignment by Seller of all of its rights and interest in and to certain contracts and leases related to Seller’s branch office located at 1700 Scottsville Road, Bowling Green, Kentucky (the “Branch”), and the assumption by Buyer of such contract and liabilities and obligations, all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, effective as of the close of business on the date of this Assignment and Assumption of Contracts Agreement, Seller hereby assigns, transfers and sets over to Buyer all of Seller’s rights and interest in and to, and Buyer does hereby assume all of Seller’s liabilities and obligations arising from and after the date of this Assignment and Assumption of Contracts Agreement with respect to, the following:

(a)  The Assumed Contracts; and

(b)  All safe deposit contracts and leases for the safe deposit boxes constituting part of the Safe Deposit Box Business.

This Assignment and Assumption of Contracts Agreement shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement.  In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.  Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

As Seller and Buyer may mutually deem necessary, Seller shall (without additional consideration) execute and deliver, and shall cause to be executed and delivered, such additional instruments of transfer, conveyance, assignment and confirmation, and shall take such actions as Buyer may reasonably deem necessary in order to effectively transfer, convey, assign, and deliver to Buyer all of Seller’s right, title and interest in the Assumed Contracts.

This Assignment and Assumption of Contracts Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky and applicable federal laws and regulations.

This Assignment and Assumption of Contracts Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Contracts Agreement to be executed as of the date first above written.

REPUBLIC BANK & TRUST COMPANY

By:	/s/
Kevin Sipes, Executive Vice President
and Chief Financial Officer

CITIZENS FIRST BANK, INC.

By:	/s/
Todd Kanipe, President and Chief
Executive Officer

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EXHIBIT 3

BILL OF SALE

This BILL OF SALE is dated this      day of                     , 2011, by Republic Bank & Trust Company, a Kentucky banking corporation (“Seller”).  Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Citizens First Bank, Inc., a Kentucky banking corporation (“Buyer”), have entered into a Branch Purchase and Assumption Agreement, dated as of                         , 2011, (the “Agreement”), which provides for the sale by Seller to Buyer of certain assets and liabilities related to the branch office of Seller located at 1700 Scottsville Road, Bowling Green, Kentucky (the “Branch”), all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, effective as of the close of business on the date of this Bill of Sale, Seller does hereby grant, bargain, sell, assign, set over, convey and transfer to Buyer all of its right, title and interest in and to the following assets (the “Assets”):

(a)                                  the Loans, as further described and modified in Section 1.01(d) of the Agreement, which assignment is being made without recourse against Seller and without any warranties or representations as to their collectability or the creditworthiness of any of the obligors of such Loans;

(b)                                 all of Seller’s Safe Deposit Box Business;

(c)                                  the Personal Property;

(d)                                 all of Seller’s Cash on Hand; and

(e)                                  all of Seller’s Records.

Seller does hereby represent and warrant to Buyer that it (i) is seized of, and has the full right and power to convey to Buyer, good and marketable title to (or, as applicable, a valid leasehold interest in) the Assets, free and clear of any and all liens, claims or encumbrances of any kind whatsoever, and (ii) shall, from time to time, execute, acknowledge and deliver to Buyer any and all further instruments, documents, endorsements, assignments, information, materials and other papers as Seller and Buyer may mutually deem necessary in order to transfer the Assets to Buyer and to give full force and effect to the full intent and purposes of this Bill of Sale.

This Bill of Sale is executed by Seller and delivered to Buyer pursuant to the Agreement and is subject in all respects to the terms, provisions, conditions, representations and warranties of the Agreement, all of which terms, provisions, conditions, representations, and warranties are incorporated herein by reference.  In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.  This Bill of Sale is further subject and subordinate to the terms of any individual, specific instruments of conveyance, assignment or transfer as to any particular Assets, rights, benefits or privileges executed by Seller and delivered to Buyer in connection with the consummation of the transaction contemplated by the Agreement.  Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement.

This Bill of Sale, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky and applicable federal laws and regulations.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed as of the date first above written.

REPUBLIC BANK & TRUST COMPANY

By:

Title:

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EXHIBIT 4

SPECIAL WARRANTY DEED

THIS DEED is made and entered into as of                       , 2011,

between

REPUBLIC BANK & TRUST COMPANY,
a Kentucky banking corporation
601 West Market Street
Louisville, Kentucky 40202	(“Grantor”)

and

CITIZENS FIRST BANK, INC.,
a Kentucky banking corporation
165 Ashley Street, Suite 150
Bowling Green, Kentucky 42103	(“Grantee”)

W I T N E S S E T H

For the consideration of $                     received from Grantee, the receipt and sufficiency of which are hereby acknowledged, Grantor grants and conveys to Grantee, with covenant of SPECIAL WARRANTY, the real property situated in Warren County, Kentucky described on Exhibit A attached hereto and made a part hereof, together with all improvements thereon and appurtenances thereto (the “Property”).

Grantor covenants that Grantor has not done or suffered to be done anything whereby the Property is or may be encumbered, and that Grantor, for itself and its successors and assigns, will forever warrant and defend the Property unto Grantee and its successors and assigns, against the claims and demands of Grantor, and all persons claiming by, through or under Grantor but no further; PROVIDED, HOWEVER, there is excepted from the foregoing covenants and warranty [i] any easements, rights-of-way, restrictions, covenants, conditions and stipulations of record affecting the Property; [ii] ad valorem taxes assessed against or otherwise payable with respect to the Property through the date of this Deed, which taxes have been adjusted between Grantor and Grantee and which Grantee hereby assumes and agrees to pay; and [iii] all applicable zoning and other land use laws, rules, regulations and binding elements affecting the Property.

For purposes of KRS 382.135, Grantor and Grantee certify that the consideration reflected in this Deed is the full consideration paid for the Property.  Grantee joins herein for the sole purpose of certifying the consideration.

The in-care address to which the property tax bill for 2011 may be sent is Citizens First Bank, Inc., 165 Ashley Street, Suite 150, Bowling Green, Kentucky  42103, Attn:  Chief Financial Officer.

IN TESTIMONY WHEREOF, witness the signatures of the parties as of the date and year first above written.

GRANTOR:

REPUBLIC BANK & TRUST COMPANY,
a Kentucky banking corporation

By:
Title:

COMMONWEALTH OF KENTUCKY	)
	)	:SS
COUNTY OF	)

The foregoing instrument was subscribed, sworn to and acknowledged before me this        day of                       , 2011, by                                  as                                    of Republic Bank & Trust Company, a Kentucky banking corporation, on behalf of the corporation.

My commission expires:

Notary Public

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GRANTEE:

CITIZENS FIRST BANK, INC.,
a Kentucky banking corporation

By:
Todd Kanipe,
President and Chief Financial Officer

COMMONWEALTH OF KENTUCKY	)
	)	:SS
COUNTY OF	)

The foregoing instrument was subscribed, sworn to and acknowledged before me this        day of                     , 2011, by Todd Kanipe, as President and Chief Executive Officer of Citizens First Bank, Inc., a Kentucky banking corporation, on behalf of the corporation.

My commission expires:

Notary Public

My County of Residence is

[AFFIX NOTARY SEAL]

THIS INSTRUMENT PREPARED BY:

WYATT, TARRANT & COMBS, LLP
500 West Jefferson Street
Louisville, Kentucky 40202-2898
502.589.5235

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EXHIBIT A

to

Special Warranty Deed

Legal description for 1700 Scottsville Road, Bowling Green, Kentucky            is as follows:

Being Lot 18 of Hartland Subdivision, Section 3, as shown in Plat Book 22, Page 91, in the Warren County Clerk’s office, and being more particularly described as follows:

Beginning at an iron pin in the intersection of the right-of-way of Scottsville Road and Hartland Trace (now Wilkinson Trace); thence with the right-of-way of Hartland Trace (now Wilkinson Trace) N 64 deg. 41’ 17” E 100.08 feet to an iron pin; thence with said right-of-way on a curve with a delta angle of 11 deg. 27’ 44”, a radius of 645 feet and a length of 129.03 feet to an iron pin; thence S 15 deg. 53’ 03” E 200 feet to an iron pin; thence S 67 deg. 37’ 38” W 198.57 feet to an iron pin in the right-of-way of Scottsville Road; thence with said right-of-way in a northerly direction on a curve with a delta angle of 00 deg. 30’ 06”, on a radius of 22,843.32 feet, and a length of 200 feet to the point of beginning, containing 1 acre, according to the recorded plat.

Being the same property conveyed to Republic Bank & Trust Company by deed dated July 27, 2000, and of record in Deed Book 807, Page 335, in the Warren County Clerk’s office.

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EXHIBIT 5

APPOINTMENT OF SUCCESSOR TRUSTEE FOR IRA ACCOUNTS

This APPOINTMENT OF SUCCESSOR TRUSTEE FOR IRA ACCOUNTS is dated this      day of                     , 2011, by and between Republic Bank & Trust Company, a Kentucky banking corporation (“Seller”), and Citizens First Bank, Inc., a Kentucky banking corporation (“Buyer”).  Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of                           , 2011 (the “Agreement”), with respect to Seller’s branch office at 1700 Scottsville Road, Bowling Green, Kentucky (the “Branch”), which provides for Seller to resign from its position as trustee and custodian with respect to any IRA Account which includes as one or more of its assets a Deposit being transferred to Buyer pursuant to the Agreement, and to designate and appoint Buyer as the successor trustee and custodian with respect to each such IRA Account, all as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by Seller and Buyer, effective as of the close of business on the date of this Appointment of Successor Trustee for IRA Accounts, Seller and Buyer hereby take the following actions:

(a)  Seller hereby resigns as trustee and custodian with respect to each IRA Account associated with the Branch which includes as one or more of its assets a Deposit being transferred to Buyer pursuant to the Agreement, as to which Seller is a trustee or custodian, and hereby designates and appoints Buyer as successor trustee and custodian under such IRA Account; and

(b)  Buyer hereby accepts such appointment and assumes and agrees to perform the obligations required to be performed by it as trustee and custodian with respect to each such IRA Account, as further specified in the Agreement.

This Appointment of Successor Trustee for IRA Accounts shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement.  In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.  Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

This Appointment of Successor Trustee for IRA Accounts, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky and applicable federal laws and regulations.

This Appointment of Successor Trustee for IRA Accounts may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Appointment of Successor Trustee for IRA Accounts to be executed as of the date first above written.

REPUBLIC BANK & TRUST COMPANY

By:

Title:

CITIZENS FIRST BANK, INC.

By:	/s/ Todd Kanipe
Todd Kanipe, President and Chief
Executive Officer

2

EXHIBIT 6

LIMITED POWER OF ATTORNEY

THIS LIMITED POWER OF ATTORNEY is dated this        day of                             , 2011, by Republic Bank & Trust Company, a Kentucky banking corporation (“Seller”), to be effective as of the close of business on the date hereof.

WITNESSETH:

WHEREAS, Seller and Citizens First Bank, Inc., a Kentucky banking corporation (“Buyer”), entered into a Branch Purchase and Assumption Agreement, dated as of                     , 2011 (the “Agreement”), which provides for the sale by Seller to Buyer of certain personal property; and

WHEREAS, in the Agreement or in a Bill of Sale of even date herewith (the “Bill of Sale”), Seller has agreed, from time to time, at the request of Buyer, to execute, acknowledge and deliver to Buyer any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Buyer certain Assets (as defined in the Bill of Sale) being acquired by Buyer pursuant to the Agreement, including loans and the collateral therefor to the extent of Seller’s interest in such collateral and files relating to such loans, (ii) enable Buyer to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purposes of the Bill of Sale.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Seller hereby appoints and authorizes for a period of one year from the date hereof, any authorized officer of Buyer holding the status of assistant vice president or greater as its attorney-in-fact solely for the purpose of endorsing, without recourse, and recording, pursuant to the Bill of Sale and/or the Agreement, any and all instruments, documents, endorsements, assignments, information, materials, and any other papers including, but not limited to, certificates of title for vehicles and similar documents (collectively, the “Collateral Instruments”), provided such limited power of attorney is not intended to and does not convey to Buyer any right to endorse or record any Collateral Instruments relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

IN WITNESS WHEREOF, Seller has caused this power of attorney to be duly executed on                           , 2011.

REPUBLIC BANK & TRUST COMPANY

By:

Title:

COMMONWEALTH OF KENTUCKY	)
	)	:SS
COUNTY OF	)

I,                                         , a Notary Public in and for said county in said state, hereby certify that                                 , whose name as                                    of Republic Bank & Trust Company is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this date that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said bank.  Given under my hand this        day of                               , 2011.

NOTARY PUBLIC

My Commission Expires:

(SEAL)

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